EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Amendment No. 2 to Registration Statement No. 333-49283 of Innovative Valve Technologies, Inc. of our report dated January 17, 1997 (January 31, 1997 as to Notes 2 and 7) on the consolidated financial statements of Harley Industries, Inc. as of October 31, 1995 and 1996 and for each of the three years in the period ended October 31, 1996 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Tulsa, Oklahoma
May 21, 1998

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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Amendment No. 2 to the Registration Statement of Innovative Valve Technologies, Inc. on Form S-4 of our report dated February 20, 1998 relating to the financial statements of GSV, Inc., appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Orlando, Florida
May 20, 1998